Exhibit 1.1

GFI GROUP, INC.

(a Delaware corporation)

Common Stock

PURCHASE AGREEMENT

Dated:  ●, 2006

GFI GROUP, INC.

(a Delaware corporation)

Common Stock

PURCHASE AGREEMENT

●, 2006

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

as Representative of the several Underwriters

4 World Financial Center

New York, New York  10080

Ladies and Gentlemen:

GFI Group, Inc., a Delaware corporation (the “Company”) of whom Jersey Partners Inc., a New York corporation is an approximate 49% shareholder (“JPI”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Selling Stockholders named in Schedule B hereto (each a “Selling Stockholder”, and, collectively, the “Selling Stockholders”) to the several Underwriters an aggregate of                  shares (the “Initial Securities”) of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) and (ii) the grant by JPI and the funds affiliated with Advent International Corporation listed on Schedule B (the “Advent Sellers”) to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional              shares (the “Option Secutities”) of Common Stock to cover over-allotments, if any.  The Initial Securities and the Option Securities are hereinafter called, collectively, the “Securities”.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-•) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with paragraph (b) of Rule 424 (“Rule 424(b)”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) (the “Prospectus).  The information included in such prospectus that was omitted from the registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A (Rule 430A) of the 1933 Act Regulations is referred to as “Rule 430A Information.”  Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.”

Such registration statement, including the exhibits thereto, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the prospectus filed with Rule 430A Information is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.           Representations and Warranties.

(a)           Representations and Warranties by the Company and JPI.  Each of the Company and JPI, jointly and severally, represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, at the Closing Time referred to in Section 2(c) hereof and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(i)            The Company meets the requirements for use of Form S-3 under the 1933 Act.  The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

The Registration Statement complied when it became effective and will comply at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), and any amendments and supplements thereto complied and will comply in all material respects when filed, with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time  (as defined below), the Statutory Prospectus (as defined below) and the number of Securities and the public offering price set forth on the front cover of the Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means ●:00 [a/p]m (Eastern time) on [INSERT DATE] or such other time as agreed by the Company and Merrill Lynch.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies Merrill Lynch as described in Section 3(a)(v), did not, does not and will not include any information that conflicted or conflicts with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection (i) shall not apply to statements in or omissions from the Registration Statement, the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use therein.

(ii)           The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the Applicable Time and (c) at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)          Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the ownership of property or the conduct of its business so requires, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(iv)          All the outstanding shares of capital stock of each direct and indirect subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus or on Schedule D hereto, all outstanding shares of capital stock of such subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances; GFI Securities (SA) (PTY) Limited, a South African corporation, GFI Group Pte. Limited, a Singapore corporation, GFI Servicios Corporativos, S.A. de C.V., a Mexico corporation, GFI Group Do Brasil Ltda., a Brazil corporation, Inter-Active Ventures LLC, a Delaware limited liability company, Christopher Street Capital Limited, a United Kingdom corporation, and dVega Limited, a United Kingdom corporation, (i) have not collectively contributed, do not collectively contribute and are not expected to collectively contribute in the year ending December 31, 2006, more than 6% of the Company’s consolidated annual revenues or expenses, (ii) do not, in the aggregate, hold more than 4% of the Company’s consolidated assets or have more than 4% of the Company’s consolidated liabilities, and (iii) are not otherwise material or expected to be material to the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(v)           The Company’s authorized equity capitalization is as set forth in the General Disclosure Package and the Prospectus; at the Closing Time the capital stock of the Company will conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the General Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(vi)          There is no contract or other document of a character required to be described in the Registration Statement, the General Disclosure Package or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus, the General Disclosure Package and Registration Statement that summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(vii)         The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended.

(viii)        No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained or made by the Company in connection with the transactions contemplated herein by the Company, except such as (i) have been obtained under the 1933 Act and the 1934 Act and (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the General Disclosure Package and the Prospectus.

(ix)           Neither the sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, by-laws or other organizational documents, in each case as amended, of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii) above, for such breaches, violations, liens, charges or encumbrances that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(x)            No holders of securities of the Company, other than the Advent Sellers, have exercised their rights to the registration of such securities under the Registration Statement.

(xi)           The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the General Disclosure Package, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The selected consolidated financial data set forth under the caption “Selected Consolidated Financial Data” in the General Disclosure Package, the Prospectus and the Registration Statement fairly present in all material respects, on the basis stated in the General Disclosure Package, the Prospectus and the Registration Statement, the information included therein.  Disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus that are not included as required.

(xii)          Except as set forth in the Registration Statement and Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xiii)         The Company, either directly or through its subsidiaries, owns or leases all such properties as are necessary to the conduct of the operations of the Company and its subsidiaries as presently conducted.

(xiv)        Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter, bylaws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii) above, for such violations or defaults that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xv)         Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published rules and regulations thereunder.  To the Company’s knowledge, based on information provided by Deloitte & Touche LLP, Deloitte & Touche LLP is an independent registered public accounting firm, within the meaning of the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) and the rules and regulations of the Public Company Accounting Oversight Board.

(xvi)        There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(xvii)       The Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the General Disclosure Package and the Prospectus to be conducted, except where the failure to own, possess, license or otherwise obtain rights to the Intellectual Property would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).  There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, other than those actions, suits or claims that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).  There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(xviii)      The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xix)         No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or, to the Company’s knowledge, imminent, and the Company is not aware of any existing or, to the Company’s knowledge, imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xx)          The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors (collectively, the “Insured”) are in full force and effect, except for those policies or bonds relating to any such Insured the loss of which policies would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto) if the circumstances which would otherwise be insured by such policies were to occur; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for claims that relate to liabilities that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto); and neither the Company nor any such subsidiary has received any information from any insurer or insurance broker that would indicate that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxi)         No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxii)        The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for those licenses, certificates, permits and other authorizations the failure of which to obtain would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto); and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxiii)       The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, as applicable; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiv)       The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxv)        The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”) is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or would reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA,  any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(xxvi)       Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, such affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xxvii)      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance, in all material respects, with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxviii)     Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxix)       Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for any customer relationship in the ordinary course of the Company’s business, the Company does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter.

(xxx)        Other than as stated in the Registration Statement, the General Disclosure Package and Prospectus, none of the Company or any of its subsidiaries is required to be registered with any regulatory authority, or has a valid exemption, in connection with its respective business.  Each employee of the Company or its subsidiaries who is required to be licensed by any such authority is so licensed, except where the failure to be so licensed would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, reputation, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(b)           Representations and Warranties by the Selling Stockholders.  Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, at the Closing Time referred to in Section 2(c)

hereof and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(i)            Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered at the Closing Time to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-102 of the UCC) may be successfully asserted against such Underwriter under the UCC as in effect with respect to such Securities.

(ii)           Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities during the distribution of the Securities.

(iii)          Such Selling Stockholder’s Securities are held by Computershare Limited and exist in book-entry form.

(iv)          No consent, approval, authorization or order of any court or governmental agency or body is required with respect to itself for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the 1933 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(v)           Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, by-laws or other organizational documents, if any, of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

(vi)          In respect of any statements in or omissions from the Registration Statement, the General Disclosure Package or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company and to the Representative by such Selling Stockholder specifically for use in connection with the preparation of the Registration Statement or the Prospectus or any supplement thereto, such information does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances  under which they were made in the case of the Prospectus or any amendment or supplement thereto, not misleading; and the sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information provided by the Company or the Underwriters concerning the Company or its subsidiaries that is not set forth in the Prospectus or any supplement thereto.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

(c)           Advent International Corporation represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, at the Closing Time referred to in Section 2(c) hereof and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, that it has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any fact, condition or information not disclosed in the General Disclosure Package or the Prospectus or any supplement thereto which has materially and adversely affected or may materially and adversely affect the business of the Company or any of its subsidiaries.

SECTION 2.           Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder, at the price per share of [$          ] (the “purchase price per share”), that proportion of the number of Initial Securities set forth in Schedule B opposite the name of such Selling Stockholder, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b)           Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the JPI and Advent International Corporation, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional                   shares of Common Stock, as set forth in Schedule B, at the price per share, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to JPI and Advent International Corporation setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c)           Payment.  Payment of the purchase price for, the Initial Securities shall be made at the offices of Dewey Ballantine LLP, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Selling Stockholders by wire transfer of immediately available funds to a bank account designated by Selling Stockholders against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  The Selling Stockholders shall not be obligated to deliver any of the Initial Securities at the Closing Time or the Option Securities to the delivered on the applicable Date of Delivery, except upon payment for all such Securities to be purchased by the Closing Time or on such Date of Delivery, as provided herein. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)           Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least two full business day before the Closing Time or the relevant Date of Delivery, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 2:00 P.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.           Covenants.

(a)           Covenants of the Company. The Company covenants with each Underwriter as follows:

(i)            Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees.  The Company, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  In the event a stop order is issued, the Company will make every reasonable effort to obtain the lifting thereof at the earliest possible moment.

(ii)           Filing of Amendments and Exchange Act Documents.  The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

(iii)          Delivery of Registration Statements.  The Company will deliver to the Representative, without charge, a conformed copy of the Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv)          Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment declared effective as soon as practicable and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify Merrill Lynch and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi)          Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate, subject to approval by the Company, which shall not be unreasonably withheld and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

(vii)         Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(viii)        Restriction on Sale of Securities.  The Company shall not, without the prior written consent of Merrill Lynch, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement; provided, however, that the Company may issue and sell restricted stock units and Common Stock, and may grant options to issue and sell, Common Stock pursuant to any employee stock option plan, stock ownership plan, dividend reinvestment plan or other employee or director compensation plan of the Company, in effect as of the date hereof and the Company may issue Common Stock issuable upon the conversion of securities, including restricted stock units, or the exercise of warrants outstanding as of the date hereof as disclosed in  the Statutory Prospectus and the Prospectus.

(ix)           Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(x)            Issuer Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of both the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433,  and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(xi)           No Stabilizing. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b)           Covenants of the Selling Stockholders. Each Selling Stockholder agrees, severally and not jointly, with the several Underwriters as follows:

(i)            Restriction on Sale of Securities.  Such Selling Stockholder will not, without the prior written consent of Merrill Lynch, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Stockholder or any affiliate of such Selling Stockholder or any person in privity with such Selling Stockholder or any person in privity with any affiliate of such Selling Stockholder), directly or indirectly, or participate in the filing of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act with respect to, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, in each case, that are currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the 1934 Act) by such Selling Stockholder, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement.  Notwithstanding the foregoing, during the Lock-up Period such Selling Stockholder may (A) transfer such Selling Stockholder’s shares of capital stock in the Company (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in Exhibit A and (ii) to any trust for the direct or indirect benefit of such Selling Stockholder or the immediate family of such Selling Stockholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in Exhibit A, and provided further that any such transfer shall not involve a disposition for value, (B) sell such Selling Stockholder’s shares of capital stock pursuant to a written plan for trading securities that is designed to satisfy the requirements of Rule 10b5-1 promulgated under the 1934 Act (a “10b5-1 Plan”) and is existing on the date hereof or (C) enter into a 10b5-1 Plan, provided that no sales or dispositions pursuant to such 10b5-1 Plan adopted after the date hereof may occur before the expiration of the Lock-up Period.  For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, if such Selling Stockholder is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation, and, if such Selling Stockholder is a limited liability company, the limited liability company may transfer the capital stock of the Company to a member or affiliated limited liability company, and, if such Selling Stockholder is a partnership, the partnership may transfer the capital stock of the Company to a partner or affiliated partnership; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of Exhibit A and there shall be no further transfer of such capital stock except in accordance with this agreement, and provided further that any such transfer shall not involve a disposition for value.

(ii)           Issuer Free Writing Prospectuses.  Each Selling Stockholder represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by both the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  Such Selling Stockholder represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(iii)          No Stabilizing. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(iv)          Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the 1933 Act, of any change in information in the Registration Statement or the Prospectus relating to such Selling Stockholder.

(c)           Covenant of Certain Selling Stockholders. JPI agrees with the several Underwriters that it will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the 1933 Act, of any material change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties; each of the Advent Sellers agrees with the several Underwriters that it will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the 1933 Act, of any material change in the Company’s condition (financial or otherwise), earnings, business or properties.

SECTION 4.           Payment of Expenses.

(a)           Expenses.  The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the 1934 Act and the listing for quotation of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters (such counsel fees and expenses not to exceed $5,000) relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc.  (including filing fees and the reasonable fees and expenses of counsel for the Underwriters (such counsel fees and expenses not to exceed $25,000) relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company Representative in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Advent Sellers (such counsel fees and expenses of the Advent Sellers not to exceed $50,000); and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder, provided that, except as provided in this Agreement, the Underwriters and the Selling Stockholders shall pay their own costs and expenses, including the costs and expenses of their counsel.

(b)           Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 (other than Section 5(i))or Section 8(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.           Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee.  The Registration Statement (including any Rule 462(b) Registration Statement) has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing  the Rule 430A Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).

(b)           Opinions of Counsel for Company.

(i)            At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Milbank, Tweed, Hadley & McCloy, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request

(ii)           At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Scott Pintoff, General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

(iii)          At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Milbank, Tweed, Hadley & McCloy, LLP, special UK counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Underwriters may reasonably request.

(iv)          At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Bingham Dana, LLP, special regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit E hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)           Opinion(s) of Counsel for Selling Stockholders. At Closing Time, the Representative shall have received the favorable opinion(s), dated as of Closing Time, of counsel for each Selling Stockholder, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter(s) for each of the other Underwriters to the effect set forth in Exhibit F hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d)           Opinion of Counsel for Underwriters.  At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Dewey Ballantine LLP, counsel for the Underwriters.

(e)           Selling Stockholder Certificates. Each Selling Stockholder shall have furnished to the Representative a certificate, signed by the Chairman of the Board or the President and the principal financial or accounting officer of such Selling Stockholder, dated the Closing Time, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and at the Closing Time to the same effect as if made at the Closing Time.

(f)            Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(g)           Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h)           Bring-down Comfort Letter.  At Closing Time, the Representative shall have received from Deloitte & Touche a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(i)            No Objection.  The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j)            Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)            Officers’ Certificate.  A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(ii)           Selling Stockholder Certificates.  A certificate, dated such Date of Delivery, signed by the Chairman of the Board or the President and the principal financial or accounting officer of such Selling Stockholder confirming that the certificate delivered at Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(iii)          Opinions of Counsel for Company.  The favorable opinions of counsel for the Company, in forms and substance satisfactory to counsel for the Underwriters, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b)(i), 5(b)(ii), 5(b)(iii) and 5(b)(iv) hereof.

(iv)          Opinion(s) of Counsel for the Selling Stockholders.  The favorable opinion(s) of counsel for the Selling Stockholders, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion(s) required by Section 5(c) hereof.

(v)           Opinion of Counsel for Underwriters.  The favorable opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi)          Bring-down Comfort Letter.  A letter from Deloitte & Touche, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(k)           Lock-Up Agreements.  At the time of the execution of this Agreement, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from each officer and director of the Company.

(l)            Additional Documents.  At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(m)          Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company, JPI and the Selling Stockholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such  termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

SECTION 6.           Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to the preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus, in the light of the circumstances under which such statements were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the 1933 Act or the 1934 Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

(c)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act and each Selling Stockholder and each person who controls such Selling Stockholder within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and each Selling Stockholder acknowledge that the statements set forth in the [last paragraph of the cover page of the Prospectus regarding delivery of the Securities and, under the heading “Underwriting,” (i) the list of underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids] in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

(d)           In the event (i) any Underwriter may be entitled to indemnification pursuant to paragraph (a) of this Section and (ii) the indemnity provided in paragraph (a) of this Section is unavailable or insufficient to hold harmless such Underwriter for any reason, upon notice to JPI by such indemnified Underwriter in writing of the commencement of such action and the unavailability or insufficiency of such indemnity, JPI agrees to indemnify and hold harmless such Underwriter, the directors, officers, employees and agents of such Underwriter and each person who controls such Underwriter within the meaning of either the 1933 Act or the 1934 Act against, subject to Section 9 hereof, any and all losses, claims, damages or liabilities based upon, attributable to or resulting from the breach of a representation or warranty set forth in Section 1(i) hereof or from such an untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to the preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus, in the light of the circumstances under which such statements were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the JPI will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the JPI by or on behalf of any Underwriter through the Representative specifically for inclusion therein.

(e)           Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b), (c) or (d) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b), (c) or (d) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by Merrill Lynch, Pierce, Fenner & Smith Incorporated.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.  An indemnifying party shall not be liable under this Section 6 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

(f)            In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree, subject to Section 6(g) hereof, to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter under this Purchase Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholders, as applicable, on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6, each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, and each person who controls a Selling Stockholder within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of such Selling Stockholder, shall have the same rights to contribution as such Selling Stockholder, subject in each case to the applicable terms and conditions of this paragraph (f).

(g)           The liability of JPI and each other Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in Section 6 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Stockholder to the Underwriters.  The Company, JPI and the other Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

SECTION 7.           Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or of the Parent or the Selling Stockholder submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company, any Selling Stockholder or the Parent, and (ii) delivery of and payment for the Securities.

SECTION 8.           Termination of Agreement.

(a)           Termination; General.  The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv)  a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

SECTION 9.           Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a)           if the number of Defaulted Securities does not exceed 10% of the number of the Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Selling Stockholders to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Stockholders to sell the relevant Option Securities, as the case may be, either the Representative or the Company shall have the right to postpone

Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 10.         Tax Disclosure.  Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure.  For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 11.         Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to 4 World Financial Center, New York, New York 10080, attention of Financial Institution Group, Equity Capital Markets; or, if sent to the Company, will be mailed, delivered or telefaxed to (212) 968-2965 and confirmed to it at GFI Group Inc., 100 Wall Street, New York, New York 10005, attention of the General Counsel; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

SECTION 12.         No Advisory or Fiduciary Relationship.  Each of the Company, JPI and each Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, JPI and the Selling Stockholders on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company, JPI or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, JPI or the Selling Stockholders on other matters) and no Underwriter has any obligation to the Company, JPI or the Selling Stockholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, JPI or the Selling Stockholders, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company, JPI and each Selling Stockholder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13.         Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, JPI, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 14.         Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, JPI, the Selling Stockholders and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, JPI, the Selling Stockholders and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Parent, the Selling Stockholders and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.         GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 16.         TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18.         Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

GFI GROUP, INC.

By
Title:

[SELLING STOCKHOLDER]

By
Title:

[SELLING STOCKHOLDER]

By
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Principal Amount of Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Banc of America Securities LLC
Citigroup Global Markets Inc.
Jefferies & Company, Inc.
Keefe, Bruyette & Woods, Inc.

Total

Sch A-1

SCHEDULE B

Selling Stockholders:	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold

Total

Sch B-1

SCHEDULE C

[SPECIFY EACH ISSUER

GENERAL USE FREE WRITING PROSPECTUS]

Sch C-2

SCHEDULE D

[Subsidiaries]

Sch C-3

Exhibit A

[Letterhead of officer, director or stockholder of
 GFI Group Inc.]

GFI Group Inc.
Public Offering of Common Stock

            , 2006

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

as Representative of the several Underwriters

4 World Financial Center

New York, New York  10080

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Purchase Agreement (the “Purchase Agreement”), between GFI Group Inc., a Delaware corporation (the “Company”), the selling stockholders named therein and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock (the “Common Stock”) of the Company.

In order to induce you and the other Underwriters to enter into the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Purchase Agreement (the “Lock-up Period”).  Notwithstanding the foregoing, during the Lock-up Period the undersigned may (A) transfer the undersigned’s shares of capital stock in the Company (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein and (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (B) sell the undersigned’s shares of capital stock pursuant to a written plan for trading securities that is designed to satisfy the requirements of Rule 10b5-1 promulgated under the 1934 Act (a “10b5-1 Plan”) and is existing on the date hereof or (C) enter into a 10b5-1 Plan, provided that no sales or dispositions pursuant to such 10b5-1 Plan adopted after the date hereof may occur before the expiration of the Lock-up Period.  For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, if the

A-1

undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation, and, if the undersigned is a limited liability company, the limited liability company may transfer the capital stock of the Company to a member or affiliated limited liability company, and, if the undersigned is a partnership, the partnership may transfer the capital stock of the Company to a partner or affiliated partnership; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this letter and there shall be no further transfer of such capital stock except in accordance with this agreement, and provided further that any such transfer shall not involve a disposition for value.

It is understood that, if the Company notifies you that it does not intend to proceed with the underwritten public offering of its Common Stock, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock, the undersigned and its permitted transferees pursuant to the immediately preceding paragraph will be released from our obligations under this letter.

Yours very truly,

[Signature of officer, director or stockholder]

[Name and address of officer, director or stockholder]

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